UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5.	OTHER EVENTS

On May 11, 2004, New Century Funding A, an indirect wholly-owned subsidiary of New Century Financial Corporation, entered into Amendment Number Two to Master Repurchase Agreement (the “Agreement”) with Bank of America, N.A. The purpose of the amendment was to extend the termination date of the Agreement from May 11, 2004 to June 10, 2004. The amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

On May 14, 2004, New Century Financial, New Century Mortgage Corporation, a wholly-owned subsidiary of New Century Financial, and NC Capital Corporation, a wholly-owned subsidiary of New Century Mortgage, executed a Letter Agreement amending the Master Repurchase Agreement dated June 23, 2003, with CDC Mortgage Capital Inc., to temporarily increase the maximum credit available under the facility from $570 million to $700 million for the period from May 14, 2004 to June 1, 2004. The letter agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

On May 14, 2004, New Century Funding I, a wholly-owned subsidiary of New Century Mortgage, entered into Amendment No. 4 to Note Purchase Agreement (the “Note Purchase Agreement”) with UBS Real Estate Securities Inc. (f/k/a UBS Warburg Real Estate Securities Inc.). The purpose of the amendment was to extend the termination date of the Note Purchase Agreement from May 14, 2004 to June 14, 2004. The amendment is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

ITEM 7.	EXHIBITS

(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment Number Two to Master Repurchase Agreement, dated as of May 11, 2004, between New Century Funding A and Bank of America, N.A.

10.2	Letter Agreement, dated as of May 14, 2004, among New Century Financial Corporation, New Century Mortgage Corporation, NC Capital Corporation and CDC Mortgage Capital Inc.

10.3	Amendment No. 4 to Note Purchase Agreement, dated as of May 14, 2004, between New Century Funding I and UBS Real Estate Securities Inc. (f/k/a UBS Warburg Real Estate Securities Inc.)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

May 20, 2004	By:	/s/ ROBERT K. COLE

Robert K. Cole Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment Number Two to Master Repurchase Agreement, dated as of May 11, 2004, between New Century Funding A and Bank of America, N.A.

10.2	Letter Agreement, dated as of May 14, 2004, among New Century Financial Corporation, New Century Mortgage Corporation, NC Capital Corporation and CDC Mortgage Capital Inc.

10.3	Amendment No. 4 to Note Purchase Agreement, dated as of May 14, 2004, between New Century Funding I and UBS Real Estate Securities Inc. (f/k/a UBS Warburg Real Estate Securities Inc.)